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Document Security Systems, Inc. 585.325.3610

Document Security Systems Releases Year-to-Date Business Update

ROCHESTER, NY, October 16, 2008— Document Security Systems, Inc. (NYSE/Alternext: DMC), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, released a year-to-date general business update.

“Earlier in the year we stated we were concentrating our efforts on expanding our sales, reducing our expenses, completing our digital delivery product, segregating our ECB litigation and forging new strategic partnerships while continuing to evaluate acquisition candidates. I am proud to report that DMC has accomplished its operational objectives on many of these fronts,” stated Robert Fagenson, Chairman of the Board of Document Security Systems.

Highlights
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Signed a comprehensive agreement with Trebuchet Capital Partners related to European patent litigation initiatives. The agreement relieves DMC of financial and operational responsibility for the litigation thereby allowing the company to dedicate its resources to its growth initiatives.

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Increased demand for the AuthentiGuard® Pantograph 4000 technology that is being utilized in Boise® BEWARE®, tamper-resistant prescription paper deemed compliant with October 2008 Federal Medicaid guidelines.

•	Delivery and installation of approximately $600,000 of capital equipment at the company’s plastic card manufacturing facility is expected to be completed in the fourth quarter. These capital investments are intended to significantly increase production capabilities to serve the rapidly growing RFID and variable data card markets.
•	Announced an agreement for an investment of up to $2.0 million in DMC by Walton Invesco.
•	Reduced cash operating expenses by $150,000 per month beginning in the third quarter as a result of actions initiated in March 2008.
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Signed an agreement with The Ergonomic Group (“EGI”), for the distribution, sales and support of DMC’s digital technology through EGI’s sales channels in exchange for royalty sharing and equal division of gross margin on digital sales of DMC’s technology.

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Produced double digit percentage growth of sales in secure print products, including sales of secure documents for a Fortune 100 customer, drivers’ licenses for a foreign government, secure badges and IDs for prominent sporting events, and transcripts and IDs for multiple colleges and universities.

Fourth Quarter Initiatives
•	Working in conjunction with licensee RR Donnelly (NYSE:RRD) on large secure print manufacturing opportunities.
•	Launching of our Digital AuthentiGuard DX firmware.

“We have made great strides this year towards our goal of evolving from an IP licensing company to a customer driven, full-service provider of a wide range of security products and solutions to further monetize our leading edge IP. In addition, the innovative agreement with Trebuchet Capital Partners was a significant step forward in allowing us to proceed with our growth initiatives unharnessed from the Euro-litigation, “said Robert Fagenson.

“The establishment of our own internal software development team has enabled us to hasten the development of the digital delivery (AuthentiGuard DX) of our products, positioning us as a frontrunner in this rapidly expanding information security market,” continued Fagenson. “Our relationship with EGI has reached a point where we are ready to move forward and our sales team continues to intensify its efforts in this arena; going forward, we expect digital applications to comprise an increasing portion of our business in the coming months.

“On the operational front, we are awaiting delivery of new equipment to ramp up production at our P3 ID card plant in California. Our plans call for complete equipment installation during the fourth quarter. This equipment will increase our operational efficiency and expand our capabilities for servicing the RFID and variable data card markets in particular. Our next step will be to seek ISO and NASPO certification which should enable DSS to capture more government and vital records business,” added Fagenson. “And, we have reaped the rewards of the cost reduction program that was implemented in March. As of the beginning of the third quarter, we had taken monthly cash operating expenses down by $150,000 and we continue to work every day throughout the company on this important initiative.

“Finally, we continue to be open minded about opportunities to vertically integrate through acquisitions. Walton Invesco, who brings a wealth of knowledge in acquisition structure and financing as well as extensive expertise with system integrators, government contracts and procurement procedures, is an invaluable partner as we move forward in our strategy to further monetize our IP and patented technologies,” continued Fagenson. “During the past six months we have identified a number of candidates and continue to pursue various opportunities including adding packaging, labeling and vital record printing capabilities and expanding production capacity.”

“In summary, we are very pleased with the progress we have made toward our stated goals. As promised, we have reduced cash operating expenses, increased sales and market penetration in our security printing business, and invested in expansion capital,” concluded Fagenson. “We are working on a number of exciting initiatives to drive organic growth, most notably the launch of our Digital AuthentiGuard DX firmware. DMC is the only pure technology play in the rapidly expanding anti-counterfeiting and authentication market. Our robust technology platform lends itself to diverse applications and our IP and patented technology create a strong competitive advantage. Although we have achieved a great deal in the first nine months of the year, we are not resting. The management team and board remain committed to delivering success for DMC and building shareholder value,” concluded Fagenson.

About Document Security Systems, Inc.
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement

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Investor Contact
Lippert /Heilshorn & Associates
212-838-3777
Amy Gibbons
agibbons@lhai.com